UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 31, 2017, LogMeIn, Inc. (the “Company”), through its wholly-owned subsidiary LogMeIn, Kft. (the “Buyer”), acquired all of the outstanding shares of Nanorep Technologies Ltd. (“Nanorep”), an Israeli company, from the shareholders of Nanorep (the “Transaction”) pursuant to a Stock Purchase Agreement (the “SPA”), dated as of July 31, 2017, by and among the Company, the Buyer, Nanorep, the shareholders of Nanorep (collectively, the “Shareholders”) and Shareholder Representative Services LLC in its capacity as representative of the Shareholders. As a result of the Transaction, Nanorep became a wholly-owned subsidiary of the Buyer.

Pursuant to the terms of the SPA, the Buyer acquired all of the outstanding shares of Nanorep from the Shareholders and all other equity securities of Nanorep were cancelled in exchange for an aggregate purchase price of $45.1 million, subject to certain adjustments described in the SPA (the “Closing Consideration”). The Buyer funded the Closing Consideration with existing cash on-hand. Additionally, the Company expects to pay up to $5.0 million in cash contingency payments to certain continuing employees of Nanorep upon the achievement of certain milestone and retention targets over the two-year period following the closing of the Transaction.

A copy of the SPA is filed herewith as Exhibit 2.1. The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is incorporated herein by reference. The representations and warranties contained in the SPA were made only for the purposes of the SPA as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties should not be relied upon as a disclosure of factual information relating to the Company or Nanorep.

Item 8.01 - Other Events

On August 1, 2017, the Company issued a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: August 1, 2017	By:	/s/ Michael J. Donahue
Michael J. Donahue SVP, General Counsel & Secretary

EXHIBIT INDEX

Listed and indexed below are all Exhibits filed as part of this report.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated July 31, 2017, by and among the Registrant, LogMeIn Kft., Nanorep Technologies Ltd., the Shareholders set forth on Exhibit A thereto and Shareholder Representative Services LLC in its capacity as representative of the shareholders.*

99.1	Press Release entitled “LogMeIn Acquires Artificial Intelligence and Chatbot Provider Nanorep; Bolsters Customer Engagement Portfolio,” dated August 1, 2017.

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended for any exhibit or schedule so furnished